UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2010

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 15, 2010, the Board of Directors (the “Board”) of Catalent Pharma Solutions, Inc. (the “Company”) determined that it will fill the current vacancies on the Board by appointing Melvin D. Booth and Arthur J. Higgins as directors of the Company. Mr. Booth’s appointment was effective immediately and Mr. Higgins’s appointment will be effective August 1, 2010. Mr. Booth was also appointed to serve as a member of the Audit Committee of the Board.

Messrs. Booth and Higgins are each entitled to receive an annual retainer of $125,000, payable quarterly, and will be reimbursed for out-of-pocket expenses incurred in connection with their service as directors. In addition, Messrs. Booth and Higgins will each be granted an option to purchase shares of common stock of PTS Holdings Corp. (“PTS”) under the 2007 PTS Holdings Corp. Stock Incentive Plan. The terms of Messrs. Booth’s and Higgins’s options will generally be the same as the options granted to certain of the Company’s other non-employee directors. Specifically, 100% of the options will be time options, and they will ordinarily become vested and exercisable in five substantially equal installments on each of the first five anniversaries of the grant date, subject to the continued provision of services. Messrs. Booth’s and Higgins’s options will also become fully vested upon a change in control of PTS or BHP PTS Holdings L.L.C. and the portion of their options that would otherwise have vested within 12 months following a termination of services without cause or due to death or disability will become vested in connection with such a termination of service.

In connection with his appointment as a director, Mr. Higgins will also be purchasing shares of common stock of PTS.

All options granted to Messrs. Booth and Higgins and all shares of PTS common stock purchased by Mr. Higgins will be subject to the terms of a separate management equity subscription agreement (the “MESA”). The terms of the MESA are substantially similar to the terms of the management equity subscription agreements entered into by the Company’s Named Executive Officers and certain of the Company’s other non-employee directors in connection with previous grants of equity-based awards and, to the extent applicable, purchases of PTS common stock, which terms are described on page 120 of the Company’s Annual Report on Form 10-K file with the SEC on September 28, 2009 (the “Form 10-K”). However, the MESA does not contain covenants not to compete and not to solicit the Company’s employees, consultants and certain actual and prospective clients and, also does not provide PTS the right, in the event of a material breach of the restrictive covenants by the director, to “clawback” and recover any gains the director may have realized with respect to his shares.

In addition, in connection with the purchase of PTS common stock, to the extent applicable, and the grant of the options, Messrs. Booth and Higgins will be required to become a party to PTS’s securityholders agreement, the material terms of which are described on pages 120 and 138 of the Form 10-K.

A copy of the press release announcing these Board appointments has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits. The following Exhibit is included as part of this Current Report on Form 8-K.

99.1  Press Release, dated July 21, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc.
(Registrant)

By:	/S/ SAMRAT S. KHICHI
Name:	Samrat S. Khichi
Title:	Senior Vice President, General Counsel and Secretary

Dated: July 21, 2010

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release, dated July 21, 2010

4